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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Guidant Corporation of our report dated January 22, 1999, relating to the financial statements, which appears in CardioThoracic Systems, Inc.'s 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended January 1, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                         PricewaterhouseCoopers LLP




San Jose, California
October 14, 1999